Exhibit 10.2
PVH CORP.

SCHEDULE OF NON-MANAGEMENT DIRECTORS’ FEES

EFFECTIVE JUNE 16, 2016

BOARD

Annual member fee	$85,000	Retainer
Equity Award – Restricted Stock Units	$145,000 value	This award is targeted to equal the number of restricted stock units with a value of approximately $135,000 as of the date of grant.
Presiding Director Fee	$30,000	Retainer

AUDIT & RISK MANAGEMENT COMMITTEE

Fee to chair	$40,000	Retainer
Fee to member	$20,000	Retainer

COMPENSATION COMMITTEE

Fee to chair	$35,000	Retainer
Fee to member	$15,000	Retainer

NOMINATING, GOVERNANCE & MANAGEMENT DEVELOPMENT COMMITTEE

Fee to chair	$25,000	Retainer
Fee to member	$10,000	Retainer

CORPORATE RESPONSIBILITY COMMITTEE

Fee to chair	$25,000	Retainer
Fee to member	$10,000	Retainer

All meeting-related expenses will be reimbursed to non-employee Directors.